Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 of Amneal Pharmaceuticals, Inc. (the “Company”) has been prepared as if the Transactions, PIPE Investment and Closing Date Redemption (all as defined below) and the assumptions and adjustments described in the accompanying notes herein had occurred on January 1, 2018.

On May 4, 2018 (the “Closing Date”), pursuant to the Business Combination Agreement (the “BCA”), dated as of October 17, 2017, as amended on November 21, 2017 and December 16, 2017, by and among the Company, Impax Laboratories, LLC (formerly, Impax Laboratories, Inc.) (“Impax”), K2 Merger Sub Corporation (“Merger Sub”), and Amneal Pharmaceuticals LLC (“Amneal”), Impax and Amneal combined the generics and specialty pharmaceutical business of Impax with the generic drug development and manufacturing business of Amneal in a transaction that represented an opportunity to create a new generics company, the Company through the following transactions (together the “Combination”): (i) Merger Sub merged with and into Impax, with Impax surviving as a direct wholly-owned subsidiary of the Company, (ii) each share of Impax’s common stock, par value $0.01 per share (“Impax Common Stock”), issued and outstanding immediately prior to the Impax merger, other than Impax Common Stock held by Impax in treasury, by Amneal or by any of their respective subsidiaries, was converted into the right to receive one fully paid and nonassessable share of Class A Common Stock, (iii) Impax converted to a Delaware limited liability company, (iv) the Company contributed to Amneal all of the Company’s equity interests in Impax, in exchange for Amneal Common Units, (v) the Company issued an aggregate number of shares of Class B common stock of the Company, par value $0.01 per share (“Class B Common Stock” and together with Class A Common Stock and Class B-1 Common Stock, “Company Common Stock”) to Holdings, and (vi) the Company became the managing member of Amneal. As a result of the Combination, holders of Impax Common Stock immediately prior to closing (“Impax Stockholders”) collectively held approximately 25%, and Holdings held approximately 75%, of the voting and economic interests in the combined businesses of Impax and Amneal under the Company.

In order to finance the Combination, Amneal consummated the following transactions (collectively, the “Financing”, and together with the Combination, the “Transactions”): (i) borrowed $2,700.0 million in aggregate principal amount of new senior secured term loans (the “New Term Facility,”), and (ii) entered into a new senior secured asset based revolving credit facility with borrowing capacity of up to $500.0 million (the “New ABL Facility”) under which no amounts were drawn and outstanding upon closing. The net proceeds from the New Term Facility were used to finance in part the Combination, to pay off certain existing indebtedness of Amneal and Impax and to pay fees and expenses related to the foregoing.

Immediately upon the consummation of the Transactions, Holdings held a majority interest in the Company with an effective voting interest of approximately 75% on a fully diluted and as converted basis through their ownership of Class B Common Stock. Holdings also held a corresponding number of Amneal Common Units, which entitle it to approximately 75% of the economic interests in the combined businesses of Impax and Amneal. The Company owned an interest in Amneal of approximately 25% and is its managing member. As a result, the Company consolidates the financial results of Amneal and reports a non-controlling interest related to the Amneal Common Units held by Holdings in the consolidated financial statements. Upon the consummation of the Transactions, the Amneal Common Units became redeemable at the option of the holder for shares of Class A Common Stock or Class B-1 Common Stock on a one-for-one basis or, at the Company’s election, their per-share cash equivalent.

In connection with the Transactions, Holdings entered into a definitive purchase agreement which provided for a private placement of certain shares of Class A Common Stock and Class B-1 Common Stock (the “PIPE Investment”) with select institutional investors (the “PIPE Investors”). Pursuant to the terms of the purchase agreement, upon the closing of the Combination, Holdings exercised its right to cause Amneal to redeem approximately 15% of their ownership interests in Amneal in exchange for a corresponding number of unregistered shares of Class A Common Stock or Class B-1 Common Stock (the “Redemption”). The shares of Class A Common Stock and Class B-1 Common Stock received in the

Redemption were sold immediately following the closing by Holdings to the PIPE Investors at a per share purchase price of $18.25 for gross proceeds of $855.0 million. Following the PIPE Investment, the PIPE Investors owned collectively approximately 15% of Company Common Stock on a fully diluted and as converted basis. On May 4, 2018, Holdings caused Amneal to redeem (the “Closing Date Redemption”) 6.9 million of the Amneal Common Units held by Holdings for a like number of shares of Class A Common Stock, for future distribution to certain direct and indirect members of Holdings who were or are employees of Amneal and to whom were previously issued (prior to the Closing Date) profit participation units in Amneal. As a result of the PIPE Investment and Closing Date Redemption, the voting and economic interest of approximately 75% held by Holdings immediately upon closing, was reduced by approximately 18%. As such, the overall interest percentage held by non-controlling interest holders upon the consummation of the Combination, PIPE Investment and Closing Date Redemption (following the distribution of such shares) is approximately 57%.

The accompanying unaudited pro forma condensed combined statement of operations of the Company has been prepared in accordance with Article 11 of U.S. Securities and Exchange Commission (“SEC”) Regulation S-X. The Combination was considered a business combination and has been accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 805 Business Combinations. The Combination was accounted for as a business combination, with Amneal treated as the “acquirer” and Impax treated as the “acquired” company for financial reporting purposes. Under the acquisition method of accounting for purposes of this unaudited pro forma condensed combined statement of operations, management of the Company has determined a purchase price, calculated as described in “Note 3. Purchase Price and Preliminary Purchase Price Allocation” herein. The Impax assets acquired and liabilities assumed in connection with the Combination are recorded at their estimated acquisition date fair values. A final determination of the fair value for certain assets and liabilities will be completed as soon as the information necessary to complete the analysis is the obtained, but no later than one year from the acquisition date. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material.

The unaudited pro forma condensed combined statement of operations is based on (i) the historical consolidated statement of operations of the Company and its subsidiaries, including the results of Amneal and the results of Impax following the date of acquisition; and (ii) the historical consolidated results of operations of Impax prior to being acquired on May 4, 2018. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 is presented as if the Transactions, PIPE Investment and Closing Date Redemption occurred on January 1, 2018. Unaudited pro forma adjustments, and the assumptions on where they are based, are described in the accompanying notes to the unaudited pro forma condensed combined statement of operations.

Acquisition-related costs include transaction costs such as legal, accounting, valuation and other professional services, as well as integration costs such as severance and retention. Total costs incurred by the Company, Amneal and Impax for the Transactions were approximately $336 million through December 31, 2018. The costs associated with these non-recurring activities do not represent ongoing costs of the fully integrated combined organization and are therefore not included in the unaudited pro forma condensed combined statement of operations. These charges were expensed and primarily reflected in Selling, general and administrative expenses, Acquisition, transaction-related and integration expenses, and Restructuring and asset-related charges

The unaudited pro forma condensed combined statement of operations is presented for informational purposes only and does not purport to represent what the results of operations would have been had the Transactions, PIPE Investment and Closing Date Redemption actually occurred on the dates indicated, nor does it purport to project the results of operations for any future period or as of any future date.

The historical combined financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Transactions, PIPE Investment and Closing Date Redemption, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined statement of operations and the publicly-available historical consolidated financial statements and accompanying notes of the Company included in its Form 10-K.

	Historical Amneal Pharmaceuticals, Inc.	Historical Impax	Combination Adjustments		Financing & Other Adjustments		NCI Adjustments	PIPE Investment Adjustments		Pro-Forma 2018
		(Note 1)	(Note 3)		(Note 4)		(Note 5)	(Note 6)
Net revenue	1,662,991	$187,072								1,850,063
Cost of goods sold	946,588	151,262	7,619	(a),(b)						1,105,469

Gross profit	716,403	35,810	(7,619)		—		—	—		744,594
Selling, general and administrative	230,435	103,434	(26,517	) (c)						307,352
Research and development	194,190	24,910	(6,958	) (c)						212,142
In-process research and development impairment charges	39,259	—								39,259
Acquisition, transaction-related and integration expenses	221,818	24,339	(234,152	) (c)						12,005
Restructuring and asset-related charges	56,413	11,594	(68,007	) (c)						—
Legal settlement gains	(22,300)	—								(22,300)
Gain on sale of assets	—	—								—
Legal contract settlement	—	85,537								85,537
Intellectual property legal development expenses	16,261	—								16,261

Operating (loss) income	(19,673)	(214,004)	328,015		—		—	—		94,338
Other (expense) income:
Interest expense, net	(143,571)	(18,231)	14,102	(d)	(27,013	) (a)				(174,713)
Foreign exchange (loss) gain	(19,701)	921								(18,780)
Loss on extinguishment of debt	(19,667)	(7,564)	7,564	(e)	19,667	(b)				—
Loss on sale of certain international businesses	(2,958)	—								(2,958)
Other income (expense)	2,848	(589)								2,259

Total other expense, net	(183,049)	(25,463)	21,666		(7,346)		—	—		(194,192)

(Loss) income before income taxes	(202,722)	(239,467)	349,681		(7,346)		—	—		(99,854)
(Benefit from) provision for income taxes	(1,419)	(6,273)	24,493	(f)	(5,527	) (c)		9,306	(b)	20,580

Net (loss) income	(201,303)	(233,194)	325,188		(1,819)		—	(9,306)		(120,434)
Less: Net loss (income) attributable to Amneal Pharmaceuticals LLC pre-Combination	148,806	—	—		—		(148,806)			—
Less: Net loss (income) attributable to non-controlling interests	32,753	—	—		—		34,651	(8,276	) (a)	59,128

Net loss attributable to Amneal Pharmaceuticals, Inc. before accretion of redeemable non-controlling interest	(19,744)	(233,194)	325,188		(1,819)		(114,155)	(17,582)		(61,306)
Accretion of redeemable non-controlling interest	(1,176)	—	—		—		—	—		(1,176)

Net loss attributable to Amneal Pharmaceuticals, Inc.	(20,920)	(233,194)	325,188		(1,819)		(114,155)	(17,582)		(62,482)

Net loss per common share (Note 7)
Basic and diluted	$(0.16)									$(0.49)

Weighted-average common shares outstanding (Note 7):
Basic and diluted	127,252									127,252

1.	BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined statement of operations is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations of the Company would have been had the Transactions, PIPE Investment and Closing Date Redemption occurred on January 1, 2018, nor is it necessarily indicative of future consolidated results of operations.

The unaudited pro forma condensed combined statement of operations does not reflect cost savings or operating synergies anticipated to result from the Combination, the costs to integrate the operations of the Company and Impax (other than costs incurred in the historical results of the Company through December 31, 2018) or the costs necessary to achieve these cost savings or operating synergies. The un unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 is based on (i) the historical consolidated results of operations of the Company and its subsidiaries, including the results of Amneal and Impax following the date of acquisition; and (ii) the historical consolidated results of operations of Impax prior to being acquired on May 4, 2018. The unaudited pro forma condensed combined statement of operations should be read in conjunction with the separate publicly-available historical consolidated financial statements and accompanying notes of Impax and of the Company.

The following unaudited pro forma adjustments have been reflected in the unaudited pro forma condensed combined statement of operations. These adjustments give effect to pro forma events that are (i) directly attributable to the Transactions, PIPE Investment and Closing Date Redemption, (ii) factually supportable and (iii) expected to have a continuing impact on the combined company. All adjustments are based on current assumptions, and as described above, are subject to change upon the final determination that may be significantly different from the preliminary allocation. The determination of the final purchase price allocations can be highly subjective and it is possible that other professionals applying reasonable judgment to the same facts and circumstances could develop and support a range of alternative estimated amounts. There can be no assurance that the finalization of the Company’s review will not result in material changes.

2.	PURCHASE PRICE AND PRELIMINARY PURCHASE PRICE ALLOCATION

The pro forma adjustments include a preliminary allocation of the purchase price of Impax to the estimated fair values of assets acquired and liabilities assumed at the acquisition date.

Purchase Price

The measurement of the consideration transferred by Amneal for its interest in Impax is based on the fair value of the equity interest that Amneal would have had to issue to give the Impax shareholders the same percentage equity interest in the Company, which is equal to approximately 25% of Amneal, on May 4, 2018. However, the fair value of Impax’s common stock was used to calculate the consideration for the Combination because Impax’s common stock had a quoted market price and the Combination involved only the exchange of equity.

The purchase price, net of cash acquired, is calculated as follows (in thousands, except share amount and price per share):

Fully diluted Impax share number (1)	73,288,792
Closing quoted market price of an Impax common share on May 4, 2018	$18.30

Equity consideration - subtotal	$1,341,185
Add: Fair value of Impax stock options as of May 4, 2018 (2)	22,610

Total equity consideration	1,363,795

Add: Extinguishment of certain Impax obligations, including accrued and unpaid interest	320,290
Less: Cash acquired	(37,907)

Purchase price, net of cash acquired	$1,646,178

(1)	Represents shares of Impax Common Stock issued and outstanding immediately prior to the Combination
(2)	Represents the fair value of 3.0 million fully vested Impax stock options valued using the Black-Scholes options pricing model.

Preliminary purchase price allocation

The following is a summary of the preliminary purchase price allocation for the Impax acquisition (in thousands):

Preliminary Fair Values As of December 31, 2018
Trade accounts receivable, net	$211,762
Inventories	183,088
Prepaid expenses and other current assets	91,430
Property, plant and equipment	87,472
Goodwill	399,988
Intangible assets	1,574,929
Other	55,790

Total assets acquired	2,604,459
Accounts payable	47,912
Accrued expenses and other current liabilities	277,176
Long-term debt	599,400
Other long-term liabilities	33,793
Total liabilities assumed	958,281

Net assets acquired	$1,646,178

3.	COMBINATION RELATED PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined statement of operations reflects the following adjustments related to the Combination:

(a)

Adjustment to increase amortization expense for acquired identifiable intangible assets, consisting of tradenames, acquired in-process research and development product rights and marketed product rights. The following table presents information about the intangible assets (in thousands):

	Fair Value	Amortization Expense Period ended May 4, 2018
Total acquired indefinite lived intangible assets	$529,312	$—
Total acquired finite lived intangible assets(1)	1,045,617	27,890

Total acquired intangible assets	1,574,929	27,890
Less: Impax’s historical intangible assets		(19,868)

Pro forma adjustment		8,022

(1)	The adjustment to amortization expense was determined using the straight line method over a weighted-average estimated useful life of 12.9 years.

(b)

Adjustment to depreciation expense for acquired property, plant and equipment. The estimated useful lives of property, plant and equipment range from 1 to 16 years. The following table presents information about the acquired property, plant and equipment (in thousands):

		Depreciation Expense
	Fair Value	Period ended May 4, 2018
Land	$13,840	$—
Other real property (1)	10,538	548
Personal property (1)	55,465	4,015
Construction in progress	7,620	—

Total acquired property, plant and equipment	87,463	4,563
Less: Impax’s historical property, plant and equipment		(4,966)

Pro forma adjustment		(403)

(1)

The adjustment to depreciation expense was determined using the straight line method over a weighted-average estimated useful life of 13.8 years for other real property and 5.0 years for personal property.

(c)

Represents the elimination of one-time nonrecurring transaction costs directly attributable to the Combination from the unaudited condensed combined statements of operations. These costs include $33 million of stock-based compensation expense recorded by Impax as a result of the accelerated vesting triggered by the Combination, $159 million of Profit Participation Units expense related to the accelerated vesting of certain of Amneal’s profit participation units that occurred prior to the Closing of the Combination for current and former employees of Amneal for service prior to the Combination, $28 million of expense for a transaction-related bonus that was funded by AE Holdings for employees of Amneal for service prior to the closing of the Combination, $48 million of costs incurred relating to the Combination prior to the closing and $68 million of restructuring charges as a result of the Combination.

(d)

Adjustment to eliminate the historical interest expense associated with Impax’s historical term loan obligations that were repaid on the Closing Date and not assumed by Amneal as part of the Combination.

(e)

Adjustment to eliminate the historical loss on extinguishment of debt associated with Impax’s historical term loan obligations that were repaid on the Closing Date and not assumed by Amneal as part of the Combination.

(f)

The Company is subject to U.S. federal and state income taxes and will file consolidated income tax returns for U.S. federal and certain state jurisdictions. All tax attributes and related tax adjustments are recorded based on the Company’s tax basis in its Amneal partnership interest in comparison to the Company’s proportionate share of the GAAP basis in assets held directly by Amneal (a tax-transparent entity). Adjustment to record the income tax impacts of (i) the pro forma adjustments, and (ii) the 75% share of Impax unadjusted income tax expense which is allocable to each of Amneal, Holdings, AP Class D Member, LLC, AP Class E Member, LLC and AH PPU Management, LLC (collectively, the “Existing Amneal Members”). The incremental tax impacts were calculated using an estimated statutory tax rate of 23.0% for the period ended May 4, 2018. This rate does not reflect the Company’s effective tax rate, which includes other items and may be significantly different than the rates assumed for purposes of preparing these statements.

4.	FINANCING AND OTHER RELATED PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined statement of operations reflects the following adjustments related to the Financing, the proceeds of which were used in part to fund the Combination:

(a)	Adjustment to interest expense consists of the following (in thousands):

Period ended May 4, 2018
Eliminate historical Amneal interest expense	$(27,403)
Interest expense related to new borrowings(1)	52,229
Amortization of deferred financing fees	2,187

Pro forma adjustment to interest expense	27,013

(1)

Comprised of interest expense related to the New Term Facility and New ABL Facility. The weighted average cash interest rate, calculated including the effects of quarterly principal payments under the New Term Facility, is approximately 5.68%. A 0.125% change in the estimated interest rates on the variable rate indebtedness of $2,700.0 million at the closing of the Transactions, comprised of the New Term Facility, would result in an increase or decrease in the pro forma annual interest expense of approximately $3.4 million annually.

(b)	Adjustment to eliminate the historical loss on extinguishment of debt associated with Amneal’s historical debt obligations.

(c)

The Company is subject to U.S. federal and state income taxes and will file consolidated income tax returns for U.S. federal and certain state jurisdictions. All tax attributes and related tax adjustments are recorded based on the Company’s tax basis in its Amneal partnership interest in comparison to the Company’s proportionate share of the GAAP basis in assets held directly by Amneal (a tax-transparent entity). Represents an adjustment of $5.5 million for the period ended May 4, 2018. The adjustment records the historical taxes associated with the tax basis of assets held directly by Impax and contributed by the Company to Amneal in comparison to the Company’s proportionate 25% ownership interests of the GAAP basis of all assets held directly by Amneal using an estimated statutory tax rate of 23.0% for the period ended May 4, 2018. This rate does not reflect the Company’s effective tax rate, which includes other items and may be significantly different than the rates assumed for purposes of preparing these statements.

5.	NON-CONTROLLING INTEREST ADJUSTMENTS

Immediately upon the consummation of the Transactions, the Existing Amneal Members owned a majority interest in the Company with an effective voting interest of approximately 75% on a fully diluted and as converted basis through their ownership of Class B Common Stock. The Existing Amneal Members also held a corresponding number of Amneal Common Units which will entitle them to approximately 75% of the economic interests in the combined businesses of Impax and Amneal. The Company owned an interest in Amneal of approximately 25% and is its managing member. As a result, the Company consolidates the financial results of Amneal and reports a non-controlling interest related to the Amneal Common Units held by the Existing Amneal Members in the consolidated financial statements. Upon closing, the Amneal Common Units became redeemable at the option of the holder for shares of Class A Common Stock or, in the case of the PIPE Investment, Class B-1 Common Stock on a one-for-one basis or, at the Company’s election, their per-share cash equivalent.

The non-controlling interest adjustments to the unaudited pro forma condensed combined statement of operations reflects the impact to net loss attributable to non-controlling interests as a result of non-controlling interests holding approximately 75% of the ownership rights of Amneal. As a result of the PIPE Investment and Closing Date Redemption (following the distribution of such shares), the voting and economic interest of approximately 75% held by Existing Amneal Members immediately upon closing, were reduced by approximately 18%. As such, the overall interest percentage held by non-controlling interest holders upon the consummation of the Combination and PIPE Investment and Closing Date Redemption (following the distribution of such shares) was approximately 57%. Refer to “Note 6. PIPE Investment & Closing Date Redemption Related Pro Forma Adjustments” for information regarding the impact of the PIPE Investment and Closing Date Redemption on non-controlling interests. All non-controlling interest adjustments have been calculated on a pre-tax basis due to the fact that all tax attributes reflected in the unaudited pro forma condensed combined statement of operations represents the Company’s proportionate ownership share in assets held directly by Amneal. Accordingly, income taxes associated with assets held directly by Amneal are only reflected in the consolidated financial statements of the Company to the extent of its 25% ownership interest in Amneal.

6.	PIPE INVESTMENT & CLOSING DATE REDEMPTION RELATED PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined statement of operations reflects the following adjustments related to the PIPE Investment and Closing Date Redemption:

(a)

Represents the impact of the PIPE Investment and Closing Date Redemption on non-controlling interest and net loss allocable to non-controlling interest. The percentage of non-controlling interest decreased from 75% to approximately 57% as a result of the redemptions. All non-controlling interest adjustments, with the exception of the re-allocation of the pre-combination net loss attributable to Amneal, have been calculated on a pre-tax basis due to the fact that all tax attributes reflected in the unaudited pro forma condensed combined statement of operations represent the Company’s proportionate ownership share of Amneal. Accordingly, income taxes associated with assets held directly by Amneal are only reflected in the financial statements of the Company to the extent of its 43% membership interest in Amneal.

(b)

Represents a $9.3 million adjustment to the unaudited pro forma condensed combined statement of operations for the period ended May 4, 2018. The adjustment records taxes associated with the additional 18% net loss allocated to the Company due to the increase in their ownership interest of Amneal to approximately 43% as a result of the PIPE Investment and Closing Date Redemption.

7.	EARNINGS PER SHARE INFORMATION

The unaudited pro forma combined basic and diluted earnings per share (“EPS”) for the year ended December 31, 2018 are based on pro forma net loss reflecting the adjustments discussed above divided by the basic and diluted weighted-average number of common shares outstanding. The Company has three classes of issued and outstanding common stock; Class A Common Stock, Class B-1 Common Stock and Class B Common Stock. Holders of Class A Common Stock and holders of Class B-1 Common Stock have substantially identical economic rights, including rights with respect to any declared dividends or distributions of cash or property, and the right to receive proceeds on liquidation or dissolution of the Company after payment of outstanding indebtedness. The two classes have different voting rights for matters submitted to a vote of stockholders, with each holder of Class A Common Stock entitled to one vote per share while holders of Class B-1 Common Stock are not entitled to any voting rights. Holders of Class B Common Stock are not entitled to receive any dividends or distributions, but are entitled to one vote per share. At any time at the option of the holder, the shares of Class B-1 Common Stock are convertible into, and the Amneal Common Units issued in connection with the issuance of Class B Common Stock are redeemable (with the accompanying cancellation of such shares of Class B Common Stock) for shares of Class A Common Stock on a share-for-share basis. The Company has the option to require the holders of Class B-1 Common Stock to convert their shares into Class A Common Stock upon the earlier of one year from the Closing Date or when the holders of Class B-1 Common Stock appoint a director to the board of directors. In addition, shares of Class B-1 Common Stock will be automatically converted into a like number of shares of Class A Common Stock upon transfer to any person or entity who is not a permitted transferee.

The two class method has been utilized for calculating unaudited pro forma basic EPS due to the fact that both the Class A Common Stock and Class B-1 Common Stock are considered participating securities under ASC 260 - Earnings Per Share. The shares of Class B Common Stock have no rights to dividends or distributions, whether in cash or stock, and therefore are not deemed to be participating securities and are excluded from the unaudited pro forma basic EPS calculation. As the economic rights of both the Class A Common Stock and the Class B-1 Common Stock are identical, the unaudited pro forma combined basic EPS for Class A Common Stock and Class B-1 Common Stock is the same and is calculated based on the number of shares of Class A Common Stock and Class B-1 Common Stock that were issued and outstanding following during the period from the close of the Transactions, PIPE Investment and Closing Date Redemption through December 31, 2018.